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Exhibit 99

CORPORATE INVESTOR RELATIONS
5333 15th Ave. South, Seattle, WA 98108 (206) 762-0993 www.stockvalues.com	CONTACT:	Donald A. Nunemaker Chief Operating Officer (415) 331-5281
NEWS RELEASE

GERARD LAVIEC JOINS WILLIS LEASE FINANCE BOARD OF DIRECTORS

Former President and CEO of CFM International and Chairman of Shannon Engine Support Adds Luster to WLFC

      SAUSALITO, CA—February 14, 2002—Willis Lease Finance Corporation (Nasdaq: WLFC) today announced Gerard Laviec, former President and CEO of CFM International—one of the world's leading suppliers of engines for mainline commercial jets—will join the company's Board of Directors following the retirement of Willard H. Smith, Jr.

      Mr. Laviec retired from his position as President and CEO of CFM International in September 2001 following a distinguished 38-year career with SNECMA, one of the world's leading aerospace companies, and co-owner along with General Electric (NYSE:GE) of CFM International. He also has served as the Chairman of SES, Shannon Engine Support in Ireland, a wholly-owned CFM International subsidiary since 1995.

      "Gerard Laviec is one of the most influential and well-connected people in the aviation industry. We are honored to have him join our Board, which should significantly improve our collaborative initiatives in the industry," said Charles F. Willis, President and CEO. "I am excited to have the opportunity to work closely with Gerard. His broad network of contacts in the industry, coupled with his depth of knowledge of aircraft and engines, make him an ideal advisor to our company."

      Mr. Laviec joined CFM International in 1976 in its incipient phase. He served as general manager in product support engineering, business operations, sales and marketing, and was named President and CEO of CFM International in 1995. CFM International, based in Cincinnati, Ohio, is a partnership between SNECMA and General Electric, and is one of the world's leading suppliers of engines for commercial jets (over 100 seats). CFM56 turbofan engines power some 4,400 aircraft deployed by 330 customers around the world.

      "Charlie and I have known each other for over ten years, and I am very impressed with the company he has built. Although Willis Lease Finance is a small company, it is considered one of the major players in the industry, and has established an exemplary reputation," said Laviec. "I am looking forward to participating in Willis Lease Finance's future growth."

      Laviec is a graduate of INSA Lyon France with a degree in Mechanical Engineering. He served in the French Air Force as a Flight Officer in Search and Rescue teams prior to joining SNECMA, and is a Knight for the French National Order of Merit. He currently resides in France, and now devotes his time to consulting, local community activities, and his vintage car collection.

About Willis Lease Finance Corporation

      Willis Lease Finance Corporation provides leases of spare commercial aircraft engines, rotable parts and aircraft to commercial airlines, aircraft engine manufacturers and overhaul/repair facilities. These leasing activities are integrated with the purchase and resale of used and refurbished commercial aircraft engines.

      Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements. They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the ability of the Company and Mr. Laviec to initiate new, and improve existing, aviation industry initiatives, and other risks detailed in the Company's Report on Form 10-K and continuing reports filed with the Securities and Exchange Commission.

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Transmitted on BusinessWire on February 14, 2002 at 11:05 a.m. PST.

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  Exhibit 99